EXHIBIT 1.A

                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              THE TIREX CORPORATION



         It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "Corporation") is The Tirex Corporation.

                  2. The certificate of incorporation is hereby amended by deleting Article FOURTH in its entirety and by substituting in lieu of said Article FOURTH the following:

                  "FOURTH: The aggregate number of shares of all classes of the capital stock which the corporation shall have the authority to issue is two hundred fifty million (250,000,000) shares, all of which two hundred and fifty million (250,000,000) shares shall be common stock, par value $.001 per share. The Board of Directors of the corporation may determine the times when, the terms under which and the consideration for which the corporation shall issue, dispose of or receive subscriptions for shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by the corporation."

                  3. Shares of outstanding shares of common stock noted in favor of the Amendment, 86,278,106 shares 560,731 abstained and 13,707,797 shares opposed adoption of the amendment.

                  4. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation law of the State of Delaware.

                  5. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

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  THIS CURRENT REPORT ON FORM 8K IS COMPRISED OF 6 SEQUENTIALLY NUMBERED PAGES.

                  Executed at Montreal, Canada on January 31, 2001

Attest                                      THE TIREX CORPORATION



By: /s/ MICHAEL D.A. ASH                     By: /s/ JOHN L. THRESHIE, JR.
  --------------------------------              --------------------------------
  Michael D.A. Ash, Secretary                   John L. Threshie, Jr., President


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  THIS CURRENT REPORT ON FORM 8K IS COMPRISED OF 6 SEQUENTIALLY NUMBERED PAGES.